Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 15, 2015, relating to the financial statements of Corium International, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2015, and to the reference to us under the heading “Experts” in this Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Grand Rapids, MI

December 30, 2015